                                                                   EXHIBIT 10.23

                                                                  EXECUTION COPY


                           MASTER AMENDMENT AGREEMENT

                           dated as of April 11, 2002

                                      among

                      APEX TRAILER LEASING & RENTALS, L.P.,
                                    as Lessee

                          WABASH NATIONAL CORPORATION,
                                  as Guarantor

                         WABASH STATUTORY TRUST - 2000,
                                    as Lessor

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,

 not in its individual capacity except as provided herein, but solely as Trustee

                    THE INSTITUTIONS INDICATED IN SCHEDULE I,
                              as Tranche A Lenders

                           FLEET CAPITAL CORPORATION,
                               as Tranche B Lender

                           FLEET CAPITAL CORPORATION,
                              as Owner Participant

                           FLEET CAPITAL CORPORATION,
                               as Collateral Agent

                                       and

                           FLEET CAPITAL CORPORATION,
                             as Administrative Agent

                                TABLE OF CONTENTS


                                                                              PAGE
                                                                              ----
ARTICLE I      DEFINITIONS; WAIVER..........................................    1

      SECTION 1.1    Use of Defined Terms...................................    1

      SECTION 1.2    Waiver of Rights.......................................    2

ARTICLE II     AMENDMENTS...................................................    2

      SECTION 2.1    Amendments to the Participation Agreement..............    2

            (a)   Amendments to Section 6.1(e)..............................    2

            (b)   Deletion of Section 6.1(f)................................    3

            (c)   Deletion of Section 6.1(g)................................    3

            (d)   Amendments to Section 6.1.................................    3

            (e)   Deletion of Section 2.3(q)................................    4

            (f)   Amendment to Section 10.1(b)..............................    4

            (g)   Amendments to Section 13..................................    5

      SECTION 2.2    Amendments to Appendix A to the Participation
                     Agreement. ............................................    5

            (a)   Amendment to Definition of "Applicable Margin"............    5

            (b)   Addition of Definition of "Bank Group"....................    6

            (c)   Addition of Definition of "Credit Agreement"..............    6

            (d)   Addition of Definition of "Custodian".....................    6

            (e)   Amendment to Definition of "Initial Letter of Credit."....    6

            (f)   Amendment to Definition of "Interest Rate"................    6

            (g)   Amendment to Definition of "Letter of Credit".............    7

            (h)   Amendment to Definition of "Letter of Credit Amount"......    7

            (i)   Amendment to Definition of "Maturity Date"................    7

            (j)   Addition of Definition of "Master Equipment
                  Lease Agreement." ........................................    7

            (k)   Addition of Definition of "Master Equipment
                  Lease Parties." ..........................................    7

            (l)   Addition of Definition of "Noteholder"....................    8

            (m)   Addition of Definition of "Note Purchase Agreement".......    8

            (n)   Addition of the Definition of "Receivables Group."........    8

            (o)   Amendment to Definition of "Receivables Purchase
                  Agreement." ..............................................    8

            (p)   Addition of the Definition of "Reserve Amount"............    8

            (q)   Addition of the Definition of "Restructuring Fee".........    9

                                TABLE OF CONTENTS
                                  (continued)


                                                                              PAGE
                                                                              ----
      SECTION 2.3    Amendments to the Lease................................    9

            (a)   Amendment to Section 1.4..................................    9

            (b)   Deletion of Article VI....................................    9

            (c)   Amendment to Section 9.2(ii) of the Lease.................    9

            (d)   Amendment to Section 13.1 of the Lease....................   10

            (e)   Amendment to Section 17.1 of the Lease....................   10

ARTICLE III    CLOSING CONDITIONS...........................................   11

      SECTION 3.1    Amendment Closing Date.................................   11

      SECTION 3.2    Closing Conditions.....................................   12

            (a)   Amendments to Credit Agreement and Note
                  Purchase Agreements ......................................   12

            (b)   Restructuring Fee.........................................   12

            (c)   Termination and Replacement of Limited Power of
                  Attorney..................................................   12

            (d)   Collateral Estate.........................................   12

            (e)   Representations and Warranties............................   12

            (f)   Closing Proceedings.......................................   12

            (g)   Opinions of Counsel.......................................   13

            (h)   Preliminary Desktop Appraisal.............................   13

            (i)   Establishment of Account for Reserve Amount...............   13

            (j)   Fees and Expenses.........................................   13

ARTICLE IV     MISCELLANEOUS PROVISIONS.....................................   13

      SECTION 4.1    Ratification of and References to the
                     Operative Documents ...................................   13

      SECTION 4.2    Headings, Etc..........................................   13

      SECTION 4.3    Counterparts...........................................   13

      SECTION 4.4    Governing Law; Entire Agreement........................   14

      SECTION 4.5    Instructions to the Trustee............................   14

                                TABLE OF CONTENTS
                                  (continued)


                                                                                         Page
                                                                                         ----
SCHEDULE I                    Institutions Participating as Tranche A Lenders
APPENDIX 1 TO SCHEDULE II     Definitions for the purposes of Schedule II
SCHEDULE II                   Financial Covenants
SCHEDULE III                  Excepted Representations and Warranties

EXHIBIT A      Form of Authorized Officer's Certificate of Compliance
EXHIBIT B      Form of Power of Attorney

                           MASTER AMENDMENT AGREEMENT

      THIS MASTER AMENDMENT AGREEMENT (this "Amendment"), dated as of April 11, 2002, to the Amended and Restated Participation Agreement (the "Participation Agreement"), dated as of March 30, 2001, and the Amended and Restated Equipment Lease (the "Lease"), dated as of March 30, 2001, is entered into by and among APEX TRAILER LEASING & RENTALS, L.P., a Delaware limited partnership, as the Lessee (in such capacity, together with its permitted successors, the "Lessee"); WABASH NATIONAL CORPORATION, a Delaware corporation, as guarantor (the "Guarantor"); WABASH STATUTORY TRUST - 2000, a Connecticut statutory trust, as Lessor (together with its permitted successors and assigns, the "Lessor"); STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, except as set forth herein, but solely as Trustee (the "Trustee" and in its individual capacity, the "Trust Company"); the Institutions indicated in Schedule I as "Tranche A Lenders" (each, together with its permitted successors and assigns, a "Tranche A Lender," and together with the other Tranche A Lenders, the "Tranche A Lenders"), FLEET CAPITAL CORPORATION, a Rhode Island corporation ("Fleet Capital"), as the Tranche B Lender (in such capacity, together with its permitted successors and assigns, the "Tranche B Lender", and together with the Tranche A Lenders, the "Lenders"); FLEET CAPITAL, as the Owner Participant (in such capacity, together with its permitted successors and permitted assigns, the "Owner Participant", and together with the Lenders, the "Participants"); FLEET CAPITAL, as administrative agent for the Lenders (in such capacity, together with its permitted successors and assigns, the "Administrative Agent"); and FLEET CAPITAL, as collateral agent for the Lenders (in such capacity, together with its permitted successors and assigns, the "Collateral Agent").

                              W I T N E S S E T H:

      WHEREAS, the Lessee, the Lessor, the Guarantor, the Trustee, the Lenders, the Owner Participant, the Administrative Agent, and the Collateral Agent have heretofore entered into a certain Participation Agreement dated March 30, 2001;

      WHEREAS, the Lessee and the Lessor have heretofore entered into a certain Lease dated as of March 30, 2001;

      WHEREAS, the Lessee, the Lessor, the Guarantor, the Trustee, the Lenders, the Owner Participant, the Administrative Agent, and the Collateral Agent now desire to amend the Participation Agreement and the Lessee and Lessor now desire to amend the Lease.

      NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                               DEFINITIONS; WAIVER

      SECTION 1.1 Use of Defined Terms. Capitalized terms used but not otherwise defined in this Amendment have the respective meanings specified in Appendix A to the Participation

Agreement; and the rules of interpretation set forth in Appendix A to the Participation Agreement shall apply to this Amendment.

      SECTION 1.2 Waiver of Rights. The Participants, Lessor, Collateral Agent and Administrative Agent hereby waive their right to declare a Lease Event of Default under Section 13.1(e) of the Lease arising from a breach by Lessee or Guarantor of Sections 6.1(e)(ii), (e)(iii), (e)(v) (insofar as such provision relates to existing Lease Events of Default and not to future Unmatured Lease Defaults or Lease Events of Default), (f) or (g) of the Participation Agreement in consideration for the amendments set forth herein.

                                   ARTICLE II
                                   AMENDMENTS

      SECTION 2.1 Amendments to the Participation Agreement.

      (a) Amendments to Section 6.1(e).

      Section 6.1(e) of the Participation Agreement is hereby amended to include the following provisions after Section 6.1(e)(v):

            (vi) as soon as available and in any event, within thirty (30) days after the last day of each calendar month, or within forty five (45) days after the last day of each calendar month to the extent such calendar month constitutes a quarter end, (x) a copy of Lessee's balance sheet and related statements of income, retained income and cash flows, of Lessee for such month, setting forth in each case in comparative form the figures for the previous month, all in reasonable detail, and certified by the chief financial officer, treasurer or corporate controller of Lessee as being complete and correct, prepared in accordance with generally accepted accounting principles and fairly presenting Lessee's financial condition and results of operations; (y) to the extent available, a copy of the Guarantor's consolidated balance sheet, and related consolidated statements of income, retained income and cash flows, of Guarantor and its consolidated subsidiaries for such month, setting forth in each case in comparative form the figures for the previous month, all in reasonable detail, and certified by the chief financial officer, treasurer or corporate controller of Guarantor as being complete and correct, prepared in accordance with generally accepted accounting principles and fairly presenting Guarantor's financial condition and results of operations; and
      (z) an Authorized Officer's Certificate of each of the Lessee and the Guarantor, in each case in the form attached hereto as Exhibit A (with appropriate insertions), stating that such Obligor has duly performed and complied with all conditions contained in the Financial Covenants attached hereto in Schedule II required to be performed or complied with by it;

            (vii) as soon as available and in any event within fifteen (15) days after the last day of each calendar month, (x) a copy of all information relating to the

      Equipment subject to the Lease and (y) a report indicating the status, sale or other disposition of each Unit of Equipment for such month;

            (viii) in the course of each calendar month, all information concerning the business or financial condition of the Lessee or the Guarantor as is provided to (and at the same time as is provided to) the Bank Group, the Receivables Group, the Master Equipment Lease Parties or any of the Noteholders; and

            (ix) in the course of each calendar month, all other information as is provided to (and at the same time as is provided to) the Bank Group, the Receivables Group, the Master Equipment Lease Parties or any of the Noteholders.

      (b) Deletion of Section 6.1(f).

      Section 6.1(f) of the Participation Agreement is hereby deleted.

      (c) Deletion of Section 6.1(g).

      Section 6.1(g) of the Participation Agreement is hereby deleted.

      (d) Amendments to Section 6.1.

      Section 6.1 of the Participation Agreement is hereby amended to include the following additional provisions after Section 6.1(h):

            (i) Inspection. Within thirty (30) days after the Amendment Closing Date, each of the Guarantor and the Lessee shall permit, at its sole cost and expense, (i) any authorized representative designated by the Administrative Agent or any Lender to visit and inspect any of the Equipment subject to the Lease, to examine, audit, check and make copies of its financial and accounting records, books, journals, orders, receipts and any other correspondence and other data relating to its business or the transactions contemplated by this Participation Agreement, and to discuss their affairs, finance and accounts with their directors, officers, employees and certified public accountants, and (ii) the Collateral Agent or any of its agents or representatives to conduct a comprehensive field audit of its books, records, properties and assets, including without limitation the Equipment subject to the Lease, all upon reasonable notice, at such reasonable times during normal business hours.

            (j) Reserve Amount. The Reserve Amount shall be maintained until the earlier to occur of (i) the Maturity Date, and (ii) the Lien of the Collateral Agent against the Collateral Estate having been fully discharged in accordance with the terms of the Operative Documents.

            (k) Letter of Credit. Throughout the remaining Term, the Lessee shall provide to the Collateral Agent a Letter of Credit in the Letter of Credit Amount. The Letter of Credit shall provide that (a) the issuer of the Letter of Credit shall, at least thirty (30) days prior to the expiration of the Letter of Credit (and, in the case of any expiration date scheduled to occur in the twelve
      (12) month period preceding the Termination Date (as defined in the Credit Agreement), at least eighty one (81) days prior to such Termination Date), provide written notice to the Collateral Agent of the date upon which the Letter of Credit is set to expire and whether the Letter of Credit has been renewed; and (b) the Collateral Agent may draw upon the Letter of Credit in the event of (i) a Lease Event of Default, or (ii) receipt by the Collateral Agent of notice from the issuer of the Letter of Credit that the Letter of Credit will expire and has not been renewed. During the Term, the Lessee shall maintain the Letter of Credit in an amount equal to the Letter of Credit Amount and the Letter of Credit shall in all respects be in form and substance satisfactory to the Participants. Without limiting the Lessor's right to declare a Lease Event of Default and exercise its remedies pursuant to Section 13 of the Lease, if the Collateral Agent shall draw on the Letter of Credit the proceeds thereof shall be immediately applied to the prepayment of the Loans and Equity Investments without any further notice or action by the Lessor or the Collateral Agent.

            (l) Financial Covenants. The Lessee or Guarantor, as the case may be, shall comply in all respects with the financial covenants set forth on
      Schedule II hereto.

            (m) Other Indebtedness. The Lessee and the Guarantor shall not amend, modify or supplement, or permit any Subsidiary to amend, modify or supplement (or consent to any amendment, modification or supplement of), any document, agreement or instrument evidencing the $192,000,000 aggregate principal amount of the Guarantor's Senior Notes, Series C through I, due 2004-2008 (collectively the "Senior Notes"), the NatCity Lease Agreement (as defined in the Intercreditor Agreement with respect to the Credit Agreement), the Receivables Purchase Agreement, the Note Purchase Agreements or the Credit Agreement (or any replacements, substitutions or renewals thereof) or pursuant to which any such Indebtedness is issued where such amendment, modification or supplement provides for the following or which has any of the following effects:

                  (i) increases the overall principal amount of any such Indebtedness or increases the amount of any single scheduled installment of principal or interest;

                  (ii) shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;

                  (iii) shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness;

                  (iv) increases the rate of interest accruing on such Indebtedness;

                  (v) provides for the payment of additional fees or increases existing fees;

                  (vi) amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Lessee or the Guarantor or a Subsidiary of either the Lessee or the Guarantor from taking certain actions) in a manner which is more onerous or more restrictive to the Lessee or the Guarantor (or any Subsidiary of either of them) or which is otherwise materially adverse to the Lessee or the Guarantor and/or the Participants or, in the case of adding covenants, which places additional restrictions on the Lessee or the Guarantor (or a Subsidiary of either of them) or which requires the Lessee or the Guarantor or any such Subsidiary to comply with more restrictive covenants than the covenants set forth herein or which requires the Lessee or the Guarantor to better its financial performance from that set forth in the financial covenants set forth herein;

                  (vii) amends, modifies or adds any covenant in a manner which, when taken as a whole, is materially adverse to the Lessee or the Guarantor and/or the Participants;

                  (viii) amends, modifies or supplements any subordination provisions thereof;

                  (ix) amends or modifies the limitations on transfer provided therein; or

                  (x) amends or modifies the Collateral Documents (as defined in the Credit Agreement) in any manner adverse to the Participants.

      (e) Deletion of Section 2.3(q).

      Section 2.3(q) of the Participation Agreement is hereby deleted.

      (f) Amendment to Section 10.1(b).

      Section 10.1(b) of the Participation Agreement is hereby amended and restated to read as follows:

            The Lessee shall pay or cause to be paid when due (i) the fees described in Section 4.5 and in the Syndication Agreement, (ii) all reasonable out-of-pocket expenses of the Trustee, the Administrative Agent and the Participants (including reasonable attorneys' fees and legal expenses of one special counsel representing the Administrative Agent, the Lessor, and the Lenders, under this Participation Agreement and the other Operative Documents), (iii) all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Administrative Agent, the Trustee, or any Participant in entering into any future amendments or supplements with respect to any of the Operative Documents, whether or not such amendments or supplements are ultimately entered into, or giving of waivers of consents hereto or thereto, (iv) all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Administrative Agent, the Trustee or any Participant in connection with any purchase or sale of any part of the Equipment by the Lessee or the Lessor, respectively, or any other Person pursuant to the Lease, (v) all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Administrative Agent, the Trustee or any Participant in connection with any substitution, exchange, purchase or sale of any Equipment by the Lessee or the Lessor, respectively, or any other Person pursuant to the Lease, (vi) all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by any of the other parties hereto in respect of (x) the enforcement of any of their rights or remedies against the Lessee, or the Guarantor under any of the Operative Documents or (y) the negotiation of any restructuring or "work-out" with the Lessee, or the Guarantor, whether or not consummated, of any obligations of the Lessee, or the Guarantor under the Operative Documents (including the Restructuring Fee and costs associated with due diligence and perfection with respect to the Collateral Estate), plus any default premiums charged by the Participants in connection with such restructuring or "work-out" (it being understood that the Participants may charge such premium only in the event that a premium has been charged to the Guarantor by the Bank Group and/or Noteholders under the Credit Agreement and Note Purchase Agreements on the same basis), (vii) all fees and expenses (including, without limitation, its attorneys' fees) incurred by the Participants in connection with the negotiation and documentation of transferring to a third-party Custodian the original certificates of title to the Equipment, (viii) all costs and expenses (including attorneys' fees and legal expenses) incurred by any Participant, the Trustee, the Collateral Agent or the Administrative Agent with respect to the establishment and maintenance of the Reserve Amount with the Collateral Agent designated by the Participants, (ix) all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by any Participant, the Trustee, the Collateral Agent or the Administrative Agent with respect to the inspection of the Equipment or operations of the Lessee or Guarantor in accordance with Section 6.1(j), and (x) all fees, costs and expenses of the Custodian, the Collateral Agent and any permitted appraiser.

      (g) Amendments to Section 13.

      Section 13 of the Participation Agreement is hereby amended to include an additional provision such that the new Section 13.18 will read as follows:

            Appointment of Custodian. The Participants hereby agree to appoint Custodian to act for them as the custodian in connection with the transfer of physical possession of the original certificates of title for each Unit of Equipment subject to the Lease on the transfer date. All costs and expenses (including attorneys' fees and legal expenses) incurred by any Participant, the Lessor, the Collateral Agent or the Administrative Agent with respect to the custodial arrangement required by this Section 13.18 shall be borne by the Lessee. As soon as practicable but in any event within sixty (60) days of the Amendment Closing Date, the Lessee shall have transferred to Custodian physical possession of the original certificates of title to the Units of Equipment then subject to the Lease, in accordance with the terms of Section 9.2(ii) of the Lease and shall have entered into a custodial arrangement in form and substance satisfactory to the Participants. The Custodian may be replaced at any time by the Participants in their sole discretion.

      SECTION 2.2 Amendments to Appendix A to the Participation Agreement.

      (a) Amendment to Definition of "Applicable Margin".

      The definition of "Applicable Margin" in Appendix A to the Participation Agreement is hereby amended and restated to read as follows:

            "Applicable Margin" means, (a) with respect to the Tranche A and Tranche B Eurodollar Loans, 380 basis points per annum, (b) with respect to the Eurodollar Equity Investments, 475 basis points per annum, and (c) with respect to any Base Rate Loan(s)/Equity Investments, 150 basis points per annum.

      (b) Addition of Definition of "Bank Group".

      The following definition of the term "Bank Group" is hereby added to Appendix A to the Participation Agreement:

            "Bank Group" means Bank One, Indiana, N.A., as administrative agent and the institutions from time to time party to the Credit Agreement.

      (c) Addition of Definition of "Credit Agreement".

      The following definition of the term "Credit Agreement" is hereby added to Appendix A to the Participation Agreement:

            "Credit Agreement" means that certain Credit Agreement dated September 30, 1997 among the Guarantor and the Bank Group, as subsequently amended or restated.

      (d) Addition of Definition of "Custodian".

      The following definition of the term "Custodian" is hereby added to Appendix A to the Participation Agreement:

            "Custodian" means the financial institution acting as custodian or any other financial institution appointed by the Participants in accordance with the terms of Section 13.18 of the Participation Agreement.

      (e) Amendment to Definition of "Initial Letter of Credit."

      The definition of "Initial Letter of Cerdit" in Appendix A to the Participation Agreement is hereby amended and restated to read as follows:

            "Initial Letter of Credit" means the Irrevocable Standby Letter of Credit issued by Bank One, Indiana, N.A. dated December 29, 2000 in the original principal amount of $7,770,000, as such amount has been subsequently increased to $21,345,000 and the term extended from time to time.

      (f) Amendment to Definition of "Interest Rate".

      The definition of "Interest Rate" in Appendix A to the Participation Agreement is hereby amended and restated to read as follows:

      "Interest Rate" means:

            (a) with respect to Tranche A Loans (i) that are Eurodollar Loan(s)/Equity Investments, the Adjusted Eurodollar Rate plus the Applicable Margin for such Tranche A Loans and (ii) that are Base Rate Loan(s)/Equity Investments, the Base Rate plus the Applicable Margin; and

            (b) with respect to Tranche B Loans (i) that are Eurodollar Loan(s)/Equity Investments, the Adjusted Eurodollar Rate plus the Applicable Margin for such Tranche B Loans and (ii) that are Base Rate Loan(s)/Equity Investments, the Base Rate plus the Applicable Margin.

      (g) Amendment to Definition of "Letter of Credit".

      The definition of "Letter of Credit" in Appendix A to the Participation Agreement is hereby amended and restated to read as follows:

            "Letter of Credit" means the Initial Letter of Credit as amended and extended, or a replacement irrevocable standby letter of credit from a bank with a credit rating that is satisfactory to the Lenders, in each case in favor of the Collateral Agent in an amount equal to the Letter of Credit Amount, and complying with Section 6.1(k) of the Participation Agreement.

      (h) Amendment to Definition of "Letter of Credit Amount".

      The definition of "Letter of Credit Amount" in Appendix A to the Participation Agreement is hereby amended and restated to read as follows:

            "Letter of Credit Amount" means an amount equal to $21,345,000.

      (i) Amendment to Definition of "Maturity Date".

      The definition of "Maturity Date" in Appendix A to the Participation Agreement is hereby amended and restated to read as follows:

            "Maturity Date" means January 31, 2005.

      (j) Addition of Definition of "Master Equipment Lease Agreement."

      The following definition of the term "Master Equipment Lease Agreement" is hereby added to Appendix A to the Participation Agreement:

            "Master Equipment Lease Agreement" means that certain Master Lease Equipment Agreement as of December 30, 1996 between National City Leasing Corporation and Wabash National Finance Corporation.

      (k) Addition of Definition of "Master Equipment Lease Parties."

      The following definition of the term "Master Equipment Lease Parties is hereby added to Appendix A to the Participation Agreement:

            "Master Equipment Lease Parties" means the parties to the Master Equipment Lease Agreement dated as of December 30, 1996.

      (l) Addition of Definition of "Noteholder".

      The following definition of the term "Noteholder" is hereby added to Appendix A to the Participation Agreement:

            "Noteholder" or "Noteholders" means the Noteholder or Noteholders under the Note Purchase Agreements.

      (m) Addition of Definition of "Note Purchase Agreement".

      The following definition of the term "Note Purchase Agreement" is hereby added to Appendix A to the Participation Agreement:

            "Note Purchase Agreement" or "Note Purchase Agreements" means any of those certain Note Purchase Agreements dated as of December 1, 1996 among the Guarantor and the Noteholders thereunder as subsequently amended or restated.

      (n) Addition of the Definition of "Receivables Group."

      The following definition of the term "Receivables Group" is hereby added to Appendix A to the Participation Agreement:

            "Receivables Group" means the parties to the Receivables Purchase Agreement dated as of April 11, 2002.

      (o) Amendment to Definition of "Receivables Purchase Agreement."

      The following definition of the term "Receivables Purchase Agreement" is hereby amended and restated to read as follows:

            "Receivables Purchase Agreement" means that certain Receivables Purchase Agreement dated as of April 11, 2002 among WNC Receivables, LLC, as Seller, Wabash Financing LLC, as Servicer, WNC Receivables Management Corporation, as Independent Member, and General Electric Capital Corporation, as Initial Purchaser and as Agent (all capitalized terms used in this definition having the meaning set forth in such Receivables Purchase Agreement).

      (p) Addition of the Definition of "Reserve Amount".

      The following definition of the term "Reserve Amount" is hereby added to Appendix A to the Participation Agreement:

            "Reserve Amount" means $350,000.00.

      (q) Addition of the Definition of "Restructuring Fee".

      The following definition of the term "Restructuring Fee" is hereby added to Appendix A to the Participation Agreement:

            "Restructuring Fee" means the fully-earned and non-refundable one-time fee paid by the Lessee in consideration for restructuring the transactions contemplated in the Participation Agreement, as follows: (a) with respect to the Owner Participant, the product of 50 basis points times the total amount outstanding on the Equity Investments, and (b) with respect to each Lender, the product of 50 basis points times the total amount outstanding under its respective Loan.

      SECTION 2.3 Amendments to the Lease.

      (a) Amendment to Section 1.4.

      Section 1.4 of the Lease is hereby amended and restated to read as follows:

            Renewal Terms. So long as no Unmatured Lease Default or Lease Event of Default shall have occurred and be continuing, Lessee may, as provided in Section 17.2 hereof, renew this Lease as to all, but not less than all of the Units for one or more consecutive one year renewal terms (each one-year (or shorter period) term, a "Renewal Term"), provided, however, that (i) Lessee only may elect one Renewal Term at a time and (ii) notwithstanding anything to the contrary contained herein, Lessee only shall be entitled to elect a total of two (2) Renewal Terms after the Amendment Closing Date; provided, however, that in any event the expiration date of such Renewal Terms shall not end after the Maturity Date. The Renewal Term shall commence upon the day following the Initial Lease Term Expiration Date or upon the day following the expiration of the immediately preceding Renewal Term, as the case may be. The Termination Value payable during the Renewal Term in respect of any Unit of Equipment suffering an Event of Loss shall be in an amount as determined on Schedule I to the applicable Lease Supplements.

      (b) Deletion of Article VI.

      Article VI of the Lease is hereby deleted.

      (c) Amendment to Section 9.2(ii) of the Lease.

      Section 9.2(ii) of the Lease is hereby amended by the addition of the following provision:

            As soon as practicable but in any event within sixty (60) days after the Amendment Closing Date, the Lessee shall transfer possession of the original certificates of title and current filings and applications for certificates of title, with respect to each Unit of Equipment to the Custodian.

      (d) Amendment to Section 13.1 of the Lease.

      Section 13.1 of the Lease is hereby amended to include the addition of the following Lease Event Default:

            (o) the Lessee shall have failed to comply with its obligations under Section 13.18 of the Participation Agreement.

      (e) Amendment to Section 17.1 of the Lease.

      Section 17.1 of the Lease is hereby amended and restated to read as follows:

            SECTION 17.1.Early Termination Option for any or all of the Equipment.

            (a) At any time during the Term of this Lease, and so long as no Lease Event of Default shall have occurred and be continuing hereunder, Lessee shall have the option to terminate this Lease with respect to any or all of the Equipment. To exercise such option, Lessee shall give Lessor an irrevocable written notice of Lessee's intention to terminate this Lease with respect to any such Unit or Units of Equipment, which notice shall (i) state that Lessee desires to terminate this Lease as to the relevant Unit or Units of Equipment and refer specifically to this Section 17.1, and (ii) specify the date for such termination (which, if all Units of Equipment are being terminated, shall be the next Payment Date after the date of such notice, but in no event after the Expiration Date, and if less than all Units of Equipment are being terminated, the date set forth in such notice (in either case, such date, the "Early Termination Date")). Upon such election and satisfaction of the terms and conditions set forth in this Section 17.1, this Lease shall terminate with respect to any such Unit or Units of Equipment on the Early Termination Date. Notwithstanding the foregoing, in the event Lessee shall fail to perform its obligations in accordance with this Section 17.1, this Lease and each of the obligations and duties of Lessee shall continue as if such notice shall never have been delivered unless otherwise agreed to by Lessor and

      Lessee shall be responsible for all costs and expenses incurred by Lessor, Owner Participant, Collateral Agent, Administrative Agent and any Lenders in connection therewith.

            (b) For purposes of this Section 17.1, "Early Termination Payment" means an amount equal to (i) the Termination Value of each Unit or all Units of Equipment, as the case may be, computed as of the Early Termination Date, plus (ii) all Basic Rent then due and owing with respect to each such Unit or all Units of Equipment, as the case may be, plus
      (iii) all other Rent due for each such Unit or all Units of Equipment, as the case may be, on the Early Termination Date, plus (iv) all accrued and unpaid Rent owing for periods prior to the Early Termination Date, plus
      (v) any Break Costs associated with such early termination.

            (c) Upon payment in full of the Early Termination Payment and satisfaction of all other conditions set forth herein in connection with a termination of this Lease with respect to all of the Equipment pursuant to this Section 17.1, Lessor shall convey to Lessee or its designee its title thereto pursuant to one or more instruments reasonably satisfactory to the parties thereto but subject to the following sentence. Lessor's sale of the Equipment hereunder shall be on an as-is, where-is basis, without any recourse to, or representation or warranty by, Lessor except as to its ownership thereof and the absence of any Lien placed on the Equipment by or through Lessor, Owner Participant, any Lender or any successor thereto. Lessee shall pay, or reimburse Lessor for the payment of, all applicable Taxes imposed as a result of such sale, and all fees, costs and expenses of such sale incurred by Lessor, and any other amounts for which, if not paid, Lessor will be liable or which, if not paid, would constitute a Lien on the Equipment and such obligation shall survive the termination of this Lease.

            (d) Upon satisfaction of all other conditions set forth herein in connection with a termination of this Lease with respect to some but not all of the Equipment (a "Partial Termination"), Lessee may request of the Collateral Agent that Custodian promptly provide the certificates of title to such Equipment to Lessee; provided that Lessee shall have notified the Collateral Agent, Administrative Agent and Custodian by Authorized Officer's Certificate of the circumstances of such Partial Termination. On the last Business Day of each calendar month, the Lessee shall pay directly to the Collateral Agent an amount equal to the Early Termination Payment with respect to the Unit or Units of Equipment terminated (as specified in the notice provided by the Lessee) in the course of such month. The aggregate value of all Units of Equipment terminated in any calendar month shall not exceed the Reserve Amount and all Early Termination Payments shall be applied to the amounts outstanding under the Loans and the Equity Investments in inverse order of maturity. Lessor's sale of the Equipment hereunder shall be on an as-is, where-is basis, without any recourse to, or representation or warranty by, Lessor except as to its ownership thereof and the absence of any Lien placed on the Equipment by or through

      Lessor, Owner Participant, any Lender or any successor thereto. Lessee shall pay, or reimburse Lessor for the payment of, all applicable Taxes imposed as a result of such sale, and all fees, costs and expenses of such sale incurred by Lessor, and any other amounts for which, if not paid, Lessor will be liable or which, if not paid, would constitute a Lien on the Equipment and such obligation shall survive the termination of this Lease.

                                  ARTICLE III
                               CLOSING CONDITIONS

      SECTION 3.1 Amendment Closing Date. Subject to the terms and conditions set forth in this Article III, the amendments described herein shall become effective on April 11, 2002 at the offices of Sidley Austin Brown & Wood, Chicago, IL (the "Amendment Closing Date").

      SECTION 3.2 Closing Conditions. The obligation of each of the Participants to perform its agreements on the Amendment Closing Date shall be subject to the fulfillment to the reasonable satisfaction of, or the waiver in writing by, the Participants of the following conditions precedent on or prior to such Amendment Closing Date:

      (a) Amendments to Credit Agreement and Note Purchase Agreements. On or before the Amendment Closing Date, the amendments to the Credit Agreement, the Receivables Purchase Agreement, the Master Equipment Lease Agreement and Note Purchase Agreements providing for covenants of the Guarantor no more restrictive than the covenants set forth herein and entered into by the Guarantor with the Bank Group, the Receivables Group, the Master Equipment Lease Parties and the Noteholders shall have been duly executed and delivered by the parties thereto and such amendments shall be in full force and effect and no default shall exist in the performance by any party of any of its obligations under such agreements.

      (b) Restructuring Fee. On or before the Amendment Closing Date, the Lessee shall have paid to the Participants the Restructuring Fee and, to the extent such items have been invoiced, the costs and expenses set forth in Sections 10.1(b)(vi)(y), 10.1(b)(vii), 10.1(b)(viii), 10.1(b)(ix) and 10.1(b)(x) of the
Participation Agreement.

      (c) Termination and Replacement of Limited Power of Attorney. On or before the Amendment Closing Date, in consideration of the amendments agreed to herein, the Limited Power of Attorney granted by the Lessor to the Lessee dated as of December 29, 2000 shall terminate without any further action and in accordance with its terms and the Lessor shall grant to the Lessee a replacement power of attorney substantially in the form of Exhibit B hereto, effective during the period commencing on the Amendment Closing Date and ending sixty (60) days thereafter.

      (d) Collateral Estate. The interests of the Collateral Agent in and to the Equipment and the Collateral Estate with respect thereto shall remain secured for the benefit of the Collateral Agent and protected as against any claims from the Bank Group, the Receivables

Group, the Master Equipment Lease Parties, the Noteholders, or any other lenders, creditors or noteholders by the Lessee.

      (e) Representations and Warranties. On the Amendment Closing Date, with the exception of those disclosed on Schedule III hereto, the representations and warranties of the Lessee and the Guarantor set forth in the Operative Documents (or in certificates delivered pursuant thereto) executed by any thereof shall be true and correct in all respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all respects on and as of such earlier date.

      (f) Closing Proceedings. All proceedings taken in connection with the Amendment Closing Date and all documents and instruments to be delivered thereon or relating thereto shall be reasonably satisfactory to each of the Participants and its counsel, and each of the Participants and its counsel shall have received copies of such documents as each of the Participants or its counsel may reasonably request in connection therewith, all in form and substance reasonably satisfactory to each of the Participants and its counsel.

      (g) Opinions of Counsel. Each of the Participants, the Lessor, the Collateral Agent and the Administrative Agent shall have received (i) the favorable written opinions, in form and scope satisfactory to the Participants, of counsel to the Lessee and the Guarantor confirming the matters set forth in the opinions such firm delivered to the Bank Group or the Noteholders under the Credit Agreement or the Note Purchase Agreements to which the Lessee or the Guarantor are a party, and (ii) the favorable written opinions dated the Amendment Closing Date and addressed to each of the Participants, the Lessor, the Administrative Agent and the Collateral Agent from counsel to the Lessee and the Guarantor to the effect that this Amendment constitutes the legal, valid and binding agreement of the Lessee and the Guarantor, is enforceable against the Lessee and the Guarantor and as to such other matters as the Participants, the Lessor, the Administrative Agent and the Collateral Agent may require.

      (h) Preliminary Desktop Appraisal. The Collateral Agent shall have been indemnified in full for the costs and expenses incurred by it in connection with the preliminary desktop appraisal performed by Taylor & Martin, Inc.

      (i) Establishment of Account for Reserve Amount. On or before the Amendment Closing Date, the Lessee shall have established an account with the Collateral Agent and deposited therein an amount equal to the Reserve Amount as security for the benefit of the Collateral Agent.

      (j) Fees and Expenses. The Lessee shall have paid all the fees, costs and expenses incurred by Mayer, Brown, Rowe & Maw, as counsel to the Participants, the Collateral Agent and the Administrative Agent hereunder, in connection with the execution and delivery of this Amendment.

                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

      SECTION 4.1 Ratification of and References to the Operative Documents. This Amendment shall be deemed to be an amendment to the Participation Agreement and the Lease and as such agreements are amended hereby, are hereby ratified, approved and confirmed in each and every respect. All references to any such Operative Document in any other document, instrument, agreement or writing shall hereafter be deemed to refer to such Operative Document as amended hereby.

      SECTION 4.2 Headings, Etc. The Table of Contents and headings of the various Articles, Sections and clauses of this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

      SECTION 4.3 Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 4.4 Governing Law; Entire Agreement. THIS AMENDMENT AND EACH OTHER OPERATIVE DOCUMENT EXECUTED IN CONNECTION HEREWITH SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING ANY CONFLICT-OF-LAW OR CHOICE-OF-LAW RULES WHICH MIGHT LEAD TO THE APPLICATION OF THE INTERNAL LAWS OF ANY OTHER JURISDICTION) AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Amendment and the other Operative Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

      SECTION 4.5 Instructions to the Trustee. The undersigned Participants, Collateral Agent and Administrative Agent hereby authorize and direct the Trustee to enter into, execute and deliver this Amendment and perform all of the obligations of the Trustee and Lessor hereunder.

      IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

                                        APEX TRAILER LEASING & RENTALS, L.P.,
                                              as Lessee

                                        By:   Wabash National Corporation,
                                              General Partner


                                              By:_______________________________
                                                    Name:
                                                    Title:


                                        WABASH NATIONAL CORPORATION,
                                              as Guarantor


                                        By:_____________________________________
                                            Name:
                                            Title:

                                        WABASH STATUTORY TRUST - 2000

                                        By:  STATE STREET BANK AND TRUST
                                             COMPANY OF CONNECTICUT, NATIONAL
                                             ASSOCIATION, not in its individual
                                             capacity but solely in its
                                             capacity as Trustee


                                        By:_____________________________________
                                            Name:
                                            Title:

                                        STATE STREET BANK AND TRUST COMPANY OF
                                        CONNECTICUT, NATIONAL ASSOCIATION, not
                                        in its individual capacity, except as
                                        provided herein, but solely as Trustee


                                        By:_____________________________________
                                            Name:
                                            Title:


                                        U.S. BANK, NATIONAL ASSOCIATION
                                        (formerly known as FIRSTAR BANK, N.A.)
                                              as Tranche A Lender


                                        By:_____________________________________
                                            Name:
                                            Title:


                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                              as Tranche A Lender


                                        By:_____________________________________
                                              Name:
                                              Title:

                                        NATIONAL CITY BANK OF INDIANA,
                                               as Tranche A Lender


                                        By:____________________________________
                                               Name:
                                               Title:


                                        FLEET CAPITAL CORPORATION,
                                              as Tranche B Lender


                                        By:_____________________________________
                                            Name:


                                        FLEET CAPITAL CORPORATION,
                                              as Owner Participant


                                        By:_____________________________________
                                            Name:
                                            Title:


                                        FLEET CAPITAL CORPORATION,
                                              as Administrative Agent


                                        By:_____________________________________
                                            Name:
                                            Title:


                                        FLEET CAPITAL CORPORATION,
                                              as Collateral Agent


                                        By:_____________________________________
                                            Name:
                                            Title:

                                                                      SCHEDULE I
                                                   TO MASTER AMENDMENT AGREEMENT

                 INSTITUTIONS PARTICIPATING AS TRANCHE A LENDERS

TRANCHE A LENDERS:

U.S. Bank, National Association
(formerly known as Firstar Bank, N.A.)
7th & Washington, 7th Floor
St. Louis, MO 63101
Attention: Alan R. Milster
       Vice President
Phone: (314) 418-2468
Fax: (314) 418-2135
E-mail: alan.r.milster@usbank.com

National City Bank of Indiana
One National City Center
Suite 200E
Indianapolis, IN 46255
Attention: Lex Curry
Phone: (317) 267-3668
Fax: (317) 267-8899
Email: lex.curry@national-city.com

General Electrical Capital Corporation
980 Washington Street
Suite 123
Dedham, MA 02026
Attention: Moira Duncan
Phone: 781-467-7007
Fax: 781-407-0183
Email: moira.duncan@gecapital.com

                                                                     SCHEDULE II
                                                   TO MASTER AMENDMENT AGREEMENT

                               FINANCIAL COVENANTS

For purposes of this Schedule II to the Master Amendment Agreement, capitalized terms used herein and not otherwise defined shall have (a) the meanings set forth in Appendix 1 to this Schedule II, or (b) to the extent such term is not defined in such Appendix 1, the meanings set forth in Appendix A to the Participation Agreement.

Financial Covenants. The Lessee or the Guarantor, as the case may be, shall comply with the following:

      1. Minimum Consolidated Tax Adjusted Equity. If the Guarantor shall have reported a cumulative tax benefit as of the last day of any fiscal quarter specified below, the Guarantor shall, as of the last day of such fiscal quarter, maintain Consolidated Tax Adjusted Equity at an amount not less than the applicable "Minimum Consolidated Tax Adjusted Equity" specified below:

                                               Minimum Consolidated Tax
                      Fiscal Quarter Ending        Adjusted Equity
                      ---------------------    ------------------------
                      March 31, 2003                $ 99,064,000
                      June 30, 2003                 $100,681,000
                      September 30, 2003            $103,283,000
                      December 31, 2003 and
                      each fiscal quarter
                      thereafter                    $ 96,504,000

      2. Minimum Consolidated Equity. If the Guarantor shall not have reported a cumulative tax benefit as of the last day of any fiscal quarter specified below, the Guarantor shall, as of the last day of such fiscal quarter, maintain Consolidated Equity at an amount not less than the applicable "Minimum Consolidated Equity" specified below:

                                                 Minimum Consolidated
                      Fiscal Quarter Ending             Equity
                      ---------------------      --------------------
                      March 31, 2003                $87,882,000
                      June 30, 2003                 $90,461,000
                      September 30, 2003            $94,751,000
                      December 31, 2003 and
                      each fiscal quarter
                      thereafter                    $84,077,000

      3. Maximum Leverage Valuation Ratio. The Guarantor shall not permit, as of the last day of each of the fiscal quarters specified below, the Leverage Valuation Ratio to exceed the applicable "Maximum Leverage Valuation Ratio" specified below:

                                                  Maximum Leverage
                     Fiscal Quarter Ending        Valuation Ratio
                     ---------------------        ----------------
                     June 30, 2002                 0.95 to 1
                     September 30, 2002            0.95 to 1
                     December 31, 2002             0.95 to 1

                     March 31, 2003                0.85 to 1
                     June 30, 2003                 0.80 to 1
                     September 30, 2003            0.80 to 1
                     December 31, 2003 and
                     each fiscal quarter
                     thereafter                    0.75 to 1

      4.    Minimum Consolidated EBITDA.

            (i) The Guarantor shall, as of the last day of each of the fiscal quarters of the Guarantor occurring in calendar year 2002, maintain Consolidated EBITDA for the cumulative period commencing on April 1, 2002 and ending on the last day of such fiscal quarter, at an amount not less than $20,000,000.

            (ii) The Guarantor shall, as of the last day of the calendar months specified below, maintain Consolidated EBITDA at an amount not less than the applicable "Minimum Rolling 12 Month Consolidated EBITDA" specified below for the period of 12 consecutive calendar months then ending:

                                            Minimum Rolling 12 Month
                     Month Ending             Consolidated EBITDA
                     ------------           ------------------------
                     January 31, 2003             $36,135,000
                     February 28, 2003            $36,620,000
                     March 31, 2003               $39,301,000
                     April 30, 2003               $40,541,000
                     May 31, 2003                 $41,276,000
                     June 30, 2003                $42,192,000
                     July 31, 2003                $42,877,000
                     August 31, 2003              $43,422,000
                     September 30, 2003           $43,784,000
                     October 31, 2003             $43,941,000
                     November 30, 2003            $43,828,000
                     December 31, 2003            $43,539,000

                     January 31, 2004
                     and each calendar
                     month thereafter             $42,539,000

      5. Minimum Interest Coverage Ratio. The Guarantor shall not permit the Interest Coverage Ratio as of the last day of each fiscal quarter of the Guarantor (commencing with the fiscal quarter ending on or about March 31, 2003), for the period of four consecutive fiscal quarters then ending, to be less than 1.25 to 1.

      6. Maximum Capital Expenditures. The Lessee and the Guarantor will not, and will not permit any of their respective Subsidiaries to, expend for Capital Expenditures during any fiscal year of the Guarantor in excess of $6,000,000 in the aggregate for each of the Lessee, the Guarantor and such Subsidiaries.

      7. Maximum Finance Contracts. The Lessee and the Guarantor will not, and will not permit any of their respective Subsidiaries to, enter into any new Finance Contract if and to the extent that the sum of such Finance Contract (a) when added to the aggregate amount of all Finance Contracts entered into by the Lessee or the Guarantor or such Subsidiaries during the twelve (12) month period that commences on the Amendment Closing Date exceeds $5,000,000 or (b) when added to the aggregate amount of all Finance Contracts entered into by the Lessee or the Guarantor or such Subsidiaries during the twelve (12) month period that commences on the first (1st) anniversary of the Amendment Closing Date exceeds $5,000,000.

                                                                      APPENDIX 1
                                    TO SCHEDULE II TO MASTER AMENDMENT AGREEMENT

                                   DEFINITIONS

      "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with those used in preparing the financial statements referred to in Section 6.1(e) of the Participation Agreement.

      "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including Capitalized Leases and purchase money Indebtedness to the extent permitted hereunder) by the Lessee, the Guarantor and their Subsidiaries during that period that, in conformity with Agreement Accounting Principles, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Lessee, the Guarantor and their Subsidiaries.

      "CAPITALIZED LEASE" of a Person (as defined herein) means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

      "CAPITALIZED LEASE OBLIGATIONS" of a Person (as defined herein) means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

      "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the government of the United States; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, or its branches or agencies and having capital and surplus in an aggregate amount not less than $500,000,000 (fully protected against currency fluctuations for any such deposits with a term of more than ten (10) days);
(iii) shares of money market, mutual or similar funds having net assets in excess of $500,000,000 maturing or being due or payable in full not more than one hundred eighty (180) days after the Guarantor's acquisition thereof and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Ratings Group) and (iv) commercial paper of United States banks and bank holding companies and their subsidiaries and United States finance, commercial, industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Group or P-1 (or better) by Moody's Investors Service, Inc.; provided that the maturities of such Cash Equivalents shall not exceed 365 days.

      "CONSOLIDATED EBITDA" means, for any period, on a consolidated basis for the Guarantor and its consolidated Subsidiaries, the sum of the amounts for such period, without duplication, of (i) Consolidated Operating Income, plus (ii) charges against income for foreign taxes and U.S. income taxes to the extent deducted in computing Consolidated Operating

Income, plus (iii) Interest Expense to the extent deducted in computing Consolidated Operating Income, plus (iv) depreciation expense to the extent deducted in computing Consolidated Operating Income, plus (v) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Consolidated Operating Income, plus (vi) other non-cash charges (in an aggregate amount not in excess of $15,000,000 during any fiscal year of the Borrower) in accordance with Agreement Accounting Principles to the extent deducted in computing Consolidated Operating Income, minus (x) the total interest income of the Borrower and its Subsidiaries to the extent included in computing Consolidated Operating Income minus (y) the total tax benefit reported by the Borrower and its Subsidiaries to the extent included in computing Consolidated Operating Income.

      "CONSOLIDATED EQUITY" means as of the date of any determination thereof, the total stockholders' equity of the Lessee, the Guarantor and their Subsidiaries on a consolidated basis, all as determined in accordance with Agreement Accounting Principles.

      "CONSOLIDATED OPERATING INCOME" means, with reference to any period, the net operating income (or loss) of the Lessee, the Guarantor and their Subsidiaries for such period (taken as a cumulative whole on a consolidated basis) including without limitation all restructuring expenses for such period (exclusive of "other income/expenses" as reflected in the Guarantor's consolidated statement of income of the Lessee, the Guarantor and their Subsidiaries for such period and related to non-operating and non-recurring income and expenses), as determined in accordance with Agreement Accounting Principles, after eliminating all offsetting debits and credits between the Lessee, the Guarantor and their Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Lessee, the Guarantor and their Subsidiaries in accordance with Agreement Accounting Principles.

      "CONSOLIDATED TAX ADJUSTED EQUITY" means as of the date of any determination thereof, Consolidated Equity plus the cumulative federal, state and local income tax benefit reported by the Guarantor in accordance with Agreement Accounting Principles.

      "CONSOLIDATED TOTAL ASSETS" means as of the date of any determination thereof, total assets of the Guarantor and its Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles.

      "FINANCE CONTRACTS" means any chattel paper originated by the Lessee, the Guarantor or any of their Subsidiaries pursuant to a bona fide sale in the ordinary course of business with a customer or any Subsidiary.

      "INDEBTEDNESS" means, with respect to any Person (as defined in this Appendix A), without duplication,

            (a) its liabilities for borrowed money, including reimbursement obligations (contingent or otherwise) with respect to letters of credit;

            (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

            (c) its Capitalized Lease Obligations;

            (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

            (e) its Off-Balance Sheet Liabilities (as defined in the Credit Agreement);

            (f) its Receivables Facility Attributed Indebtedness; and

            (g) any Contingent Obligation (as defined in the Credit Agreement)of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under Agreement Accounting Principles. In no event shall Indebtedness include Unfunded Liabilities (as defined in the Credit Agreement) of any Plan of the Guarantor and its Subsidiaries, which amount, as of December 31, 2001, was zero.

      "INTEREST COVERAGE RATIO" means, as of any date the same is to be determined, the ratio of (i) Consolidated EBITDA as of such date for (A) in the case of calculating Consolidated EBITDA for each relevant month in the Guarantor's fiscal year ending on or about December 31, 2002, the cumulative period of months ending on and after April 30, 2002 and (B) in the case of calculating Consolidated EBITDA for each month thereafter, the period of four consecutive fiscal quarters then ending to (ii) Interest Expense during the same applicable periods.

      "INTEREST EXPENSE" means, for any period, the total interest expense of the Lessee, the Guarantor and their consolidated Subsidiaries, whether paid or accrued (including the total interest expense under a Permitted Receivables Transfer), including interest expense not payable in cash (including amortization or write-off of debt discount and debt issuance costs and commissions and discounts and other fees and charges associated with Indebtedness (including the Obligations)), all as determined in conformity with Agreement Accounting Principles.

      "LEVERAGE VALUATION RATIO" means, as of any date the same is to be determined, the ratio of (i) the sum of the aggregate outstanding principal amount of the Obligations (excluding L/C Obligations, as such term is defined in the Credit Agreement) and the Indebtedness under the Note Purchase Agreements to
(ii) Consolidated Total Assets only to the extent consisting of cash and Cash Equivalents, net inventory, net prepaid and other expenses and net property, plant and equipment as of such date, in all cases as determined in accordance with Agreement Accounting Principles.

      "OBLIGATIONS" means, for purposes of this Schedule II to the Master Amendment Agreement, all the Loans (as defined in the Credit Agreement), advances, debts, liabilities, obligations, covenants and duties owing by the Guarantor to the Administrative Agent (as defined in the Credit Agreement), any Lender (as defined in the Credit Agreement), the Issuing Lender (as defined in the Credit Agreement), any Affiliate (as defined in the Credit Agreement) of any of the foregoing or any Indemnitee (as defined in the Credit Agreement), of any kind or nature, present or future, arising under the Credit Agreement, the Notes (as defined in the Credit Agreement), the PIK Notes (as defined in the Credit Agreement) or any other Loan Document (as defined in the Credit Agreement), whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Guarantor under the Credit Agreement or any other Loan Document (as defined in the Credit Agreement).

      "PERMITTED RECEIVABLES TRANSFER" means (i) a sale or other transfer by any Originator to WNC Receivables, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of the Guarantor ("WNC") of "Receivables," and "Collections" under, and as such terms are defined in, the Receivables Sale Agreement, in accordance with the terms of the Receivables Sale Agreement, and/or (ii) a sale by WNC to purchasers of "Purchaser Interests" under, and as such term is defined in, the Receivables Purchase Agreement, in accordance with the terms of the Receivables Purchase Agreement.

      "PERSON" means, for the purposes of this Schedule II to the Master Amendment Agreement, any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

      "RECEIVABLES FACILITY ATTRIBUTED INDEBTEDNESS" means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

                                                                    SCHEDULE III
                                                   TO MASTER AMENDMENT AGREEMENT

                     EXCEPTED REPRESENTATIONS AND WARRANTIES

      The following representation set forth is Section 9.1(e) of the Participation Agreement is excluded from Section 3.2(e) of the Master Amendment
Agreement:

      Material Adverse Change. There has been no change since September 30,2000 in the business, Property, financial condition or results of operations of the Guarantor and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect other than certain restructuring charges to be taken in the fourth calendar quarter of 2000 up to $50,000,000 on a pre-tax basis.

                                                                       EXHIBIT A
                                                   TO MASTER AMENDMENT AGREEMENT

                    FORM OF AUTHORIZED OFFICER'S CERTIFICATE
                                  OF COMPLIANCE

To:   The Participants, Lessor and Collateral Agent to the
      Master Amendment Agreement Described Below

            This Compliance Certificate is furnished pursuant to that certain Master Amendment Agreement dated as of April 11, 2002 (as amended, modified, renewed or extended from time to time, the "Agreement") among APEX TRAILER LEASING & RENTALS, L.P., a Delaware limited partnership, as the Lessee (in such capacity, together with its permitted successors, the "Lessee"); WABASH NATIONAL CORPORATION, a Delaware corporation, as guarantor (the "Guarantor"); WABASH STATUTORY TRUST - 2000, a Connecticut statutory trust, as Lessor (together with its permitted successors and assigns, the "Lessor"); STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, except as set forth therein, but solely as Trustee (the "Trustee" and in its individual capacity, the "Trust Company"); the Institutions indicated in
Schedule I thereto as "Tranche A Lenders" (each, together with its permitted successors and assigns, a "Tranche A Lender," and together with the other Tranche A Lenders, the "Tranche A Lenders"), FLEET CAPITAL CORPORATION, a Rhode Island corporation ("Fleet Capital"), as the Tranche B Lender (in such capacity, together with its permitted successors and assigns, the "Tranche B Lender", and together with the Tranche A Lenders, the "Lenders"); FLEET CAPITAL, as the Owner Participant (in such capacity, together with its permitted successors and permitted assigns, the "Owner Participant", and together with the Lenders, the "Participants"); FLEET CAPITAL, as administrative agent for the Lenders (in such capacity, together with its permitted successors and assigns, the "Administrative Agent"); and FLEET CAPITAL, as collateral agent for the Lenders (in such capacity, together with its permitted successors and assigns, the "Collateral Agent"). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

      THE UNDERSIGNED HEREBY CERTIFIES THAT:

            1. I am the duly elected ________________ of the [Lessee] [Guarantor] and the [Chief Financial Officer] [Treasurer];

            2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the [Lessee] [Guarantor] and its Subsidiaries during the accounting period covered by the attached financial statements;

            3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Lease Event of Default or Unmatured Lease Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

            4. Schedule I and Schedule II attached hereto set forth financial data and computations evidencing the [Lessee] [Guarantor]'s compliance with certain covenants of the Agreement and the Excess Cash Flow during the accounting period covered by the attached financial statements, all of which data and computations are true, complete and correct.

            Described below are the exceptions, if any, to paragraph 3, listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the [Lessee] [Guarantor] has taken, is taking, or proposes to take with respect to each such condition or event:

________________________________________________________________________________

________________________________________________________________________________

            The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of __________, ____.


                                       ________________________________
                                          [Insert Name of Officer]

[Wabash National Corporation] [Apex Trailer Leasing & Rentals, L.P.] Quarterly Compliance Certificate Worksheet

                             COMPLIANCE CERTIFICATE
          QUARTERLY SCHEDULE OF COMPLIANCE AS OF _______________, 2002
                             (DOLLARS IN THOUSANDS)

A.    EXCESS CASH FLOW
      1.    Actual Amount:
            a.    of Cash & Cash Equivalents                $      --
            a.    Remaining in Super Revolver               $      --
            b.    Remaining in A/R Facility                 $      --
                                                            ---------
            c.    Total Available Liquidity (a+b+c)         $      --

      2.    Projected Amount:
            a.    Liquidity Amount (Sec. 1.1.17)            $      --
            b.    Cash Basket                               $   5,000
                                                            ---------
            c.    Total Projected Liquidity Amount (a+b)    $   5,000

      3.    Cash Flow Available for Debt Paydown (1d - 2c)  $  (5,000)

B.    MAXIMUM LEVERAGE VALUATION RATIO

      1.    Actual Amount:
            a.    Term Debt (Notes & Bank Debt)
            b.    Revolver (Super Revolver)
                                                            ---------
            c.    Total Debt (a+b)                          $      --
            d.    Cash and Cash Equivalents
            e.    Net Inventory
            f.    Net Prepaid and Other Expenses
            g.    Net PP&E
                                                            ---------
            h.    Total Assets (d+e+f+g)                    $      --
            i.    Leveraged Ratio (c/h)                          0.00x

      2.    Minimum Required Amount                                  x

C.    MAXIMUM CAPITAL EXPENDITURES

      1.    Actual Amount:
            a.    Capital Expenditures (Year-to-Date)       $      --

      2.    Maximum Annual Allowed Amount                   $   6,000

D.    MAXIMUM FINANCE CONTRACTS

      1.    Actual Amount:
            a.    Finance Contracts (Year-To-Date)          $      --

      2.    Maximum Annual Allowed Amount                   $   5,000

[Wabash National Corporation] [Apex Trailer Leasing & Rentals, L.P.] Monthly Compliance Certificate Worksheet

                             COMPLIANCE CERTIFICATE
              MONTHLY SCHEDULE OF COMPLIANCE AS OF _________, 2003
                             (DOLLARS IN THOUSANDS)

A.    MINIMUM CONSOLIDATED LAST TWELVE MONTH ("LTM") EBITDA

      1.    Actual Amount:

            a.    Consolidated Operating Income                               $     --
            b.    Foreign and Domestic Taxes Deducted in Operating Income     $     --
            c.    Interest Expense Deducted in Operating Income               $     --
            d.    Other Non-Cash Charges Deducted in Operating Income         $     --
                  (Aggregate Annual Amount not in Excess of $15,000,000)
            e.    Depreciation Expense Deducted in Operating Income           $     --
            f.    Amortization Expense Deducted in Operating Income           $     --
            g.    Interest Income Included in Operating Income                $     --
            h.    Total Tax Benefit Included in Operating Income              $     --
            i.    Consolidated EBITDA (a+b+c+d+e+f-g-h)                       $     --

      2.    Minimum Required Amount                                           $     --

[Wabash National Corporation] [Apex Trailer Leasing & Rentals, L.P.] Quarterly Compliance Certificate Worksheet

                             COMPLIANCE CERTIFICATE
             QUARTERLY SCHEDULE OF COMPLIANCE AS OF _________, 2003
                             (DOLLARS IN THOUSANDS)

A.    EXCESS CASH FLOW

      1.    Actual Amount:
            a.    Sum of Cash & Cash Equivalents            $      --
            b.    Availability Remaining in Super Revolver  $      --
            c.    Availability Remaining in A/R Facility    $      --
                                                            ---------
            d.    Total Available Liquidity (a+b+c)         $      --

      2.    Projected Amount:

            a.    Projected Liquidity Amount (Sec. 1.1.17)  $      --
            b.    Additional Cash Basket                    $   5,000
                                                            ---------
            c.    Total Projected Liquidity Amount (a+b)    $   5,000

      3.    Excess Cash Flow Available for Debt
            Paydown (1d - 2c)                               $  (5,000)

B.    MINIMUM TAX ADJUSTED CONSOLIDATED EQUITY

      1.    Actual Amount:

            a.    Consolidated Equity                       $      --
            b.    Deferred Income Taxes                     $      --
                                                            ---------
            c.    Consolidated Tax Adjusted Equity(a-b)     $      --

      2.    Minimum Required Amount                         $      --

C.    MINIMUM CONSOLIDATED EQUITY

      1.    Actual Amount:

            a.    Consolidated Equity                       $      --
            b.    Minimum Required Amount                   $      --

D.    MAXIMUM LEVERAGE VALUATION RATIO

      1.    Actual Amount:
            a.    Term Debt (Notes & Bank Debt)             $      --
            b.    Revolver (Super Revolver)                 $      --
                                                            ---------
            c.    Total Debt (a+b)                          $      --

            d.    Cash and Cash Equivalents                 $      --
            e.    Net Inventory                             $      --
            f.    Net Prepaid and Other Expenses            $      --
            g.    Net PP&E                                  $      --
                                                            ---------
            h.    Total Assets (d+e+f+g)                    $      --
            i.    Leverage Ratio (c/h)                               x
                                                            ---------
      2.    Minimum Required Amount                                  x
                                                            ---------
E.    MINIMUM INTEREST COVERAGE RATIO

      1.    Actual Amount:
            a.    Cumulative Consolidated Operating Income  $      --
            b.    Cumulative Depreciation Expense           $      --
            c.    Cumulative Amortization Expense           $      --
            d.    Cumulative Consolidated EBITDA (a+b+c)    $      --
            e.    Cumulative Interest Expense               $      --
            f.    Interest Coverage Ratio (d/e)                      x
                                                            ---------
      2.    Minimum Allowed Amount                                 --

F.    MAXIMUM CAPITAL EXPENDITURES

      1.    Actual Amount:
            a. Capital Expenditures (Year-to-Date)          $      --

      2.    Maximum Annual Allowed Amount                   $   6,000

G.    MAXIMUM FINANCE CONTRACTS

      1.    Actual Amount:
            a. Finance Contracts (Year-To-Date)             $      --

      2.    Maximum Annual Allowed Amount                   $   5,000

A.    MAXIMUM OTHER UNSECURED INDEBTEDNESS

      1.    Actual Amount                                               $_____________

      2.    Maximum Permitted Amount:                                   $    3,000,000

B.    SALES OF ASSETS

      1.    Actual Amount:

            a.    Total amount of sales of assets in current fiscal
                  year to date (See Schedule II for detail)             $_____________

      2.    Maximum Permitted Amount:                                   $    5,000,000

C.    SALES OF ASSETS BY APEX TRAILER LEASING & RENTALS, L.P. ("APEX")

      1.    Actual Amount:

            a.    Total amount of sales of assets in current
                  fiscal year to date (See Schedule II for detail)      $_____________

      2.    Maximum Permitted Amount:

            a.    Total Assets of APEX at end of prior fiscal year      $_____________

            b.    Intangible assets                                     -_____________

            c.    Tangible Assets of APEX at end of prior
                  fiscal year                                           =$____________

                                                                        x         0.50

            d.    Maximum Permitted Amount                              =$____________

D.    INVESTMENTS

      For each new Investment pursuant to Section 6.3(D)(vii) of the Credit Agreement during the most recent fiscal quarter covered by this Certificate, complete the following:

      1.    Date and brief description of nature of new Investment:

            ______________________________________________________

            ______________________________________________________

      2.    Actual Amount:

            a.    Amount of new Investment                              $_____________

            b.    Amount of existing Investments                        +_____________

            c.    Total Investments                                     =$____________

      3.    Maximum Permitted Amount:                                   $    5,000,000

E.    LEASES

      1.    Actual Amount of Leases:                                    $_____________

      2.    Maximum Permitted Amount:                                   $    5,000,000

                      SCHEDULE II TO COMPLIANCE CERTIFICATE

                  Schedule of Compliance as of __________, ____

                             (Dollars in Thousands)

A.    Sales of Assets
      [List separate sales and amounts]                  $_____________

                                                          _____________

                                                          _____________

                                                          _____________

                                                          _____________

                                                Total    $_____________

                                                                       EXHIBIT B
                                                   TO MASTER AMENDMENT AGREEMENT

                            FORM OF POWER OF ATTORNEY

      Reference is made to the Master Amendment Agreement, dated as of April 11, 2002 (the "Master Amendment") among APEX TRAILER LEASING & RENTALS, L.P., a Delaware limited partnership, as the Lessee (in such capacity, together with its permitted successors, the "Lessee"); WABASH NATIONAL CORPORATION, a Delaware corporation, as guarantor (the "Guarantor"); WABASH STATUTORY TRUST - 2000, a Connecticut statutory trust, as Lessor (together with its permitted successors and assigns, the "Lessor"); STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, except as set forth therein, but solely as Trustee (the "Trustee" and in its individual capacity, the "Trust Company"); the Institutions indicated in Schedule I to the Master Amendment as "Tranche A Lenders" (each, together with its permitted successors and assigns, a "Tranche A Lender," and together with the other Tranche A Lenders, the "Tranche A Lenders"), FLEET CAPITAL CORPORATION, a Rhode Island corporation ("Fleet Capital"), as the Tranche B Lender, in such capacity, together with its permitted successors and assigns, the "Tranche B Lender", and together with the Tranche A Lenders, the "Lenders"); FLEET CAPITAL, as the Owner Participant (in such capacity, together with its permitted successors and permitted assigns, the "Owner Participant", and together with the Lenders, the "Participants"); FLEET CAPITAL, as administrative agent for the Lenders (in such capacity, together with its permitted successors and assigns, the "Administrative Agent"); and FLEET CAPITAL, as collateral agent for the Lenders (in such capacity, together with its permitted successors and assigns, the "Collateral Agent"), and the Amended and Restated Equipment Lease, dated as of March 30, 2001 (the "Lease") between Lessor and Lessee pursuant to which Lessor has leased to Lessee certain Units of Equipment described in each Lease Supplement and consisting of vehicles subject to certificates of title registered in various states of the United States. Terms not otherwise defined herein shall have the meanings set forth in either (a) Appendix A to the Amended and Restated Participation Agreement, dated as of March 30, 2001 (the "Participation Agreement") among the Lessor, the Lessee, the Trustee, the Lenders, the Owner Participant, the Collateral Agent and the Administrative Agent, or (b) the Master Amendment.

      Pursuant to Section 9.2 of the Lease, Lessee is required to deliver to the Collateral Agent, any and all necessary motor vehicle certificates of title with lien notations thereon with respect to each Unit of Equipment. In order to facilitate the sale of the Units of Equipment pursuant to the terms and conditions of the Lease, Collateral Agent is entering into this Limited Power of Attorney upon the terms and conditions set forth herein. Notwithstanding anything to the contrary contained in the Lease, until the earlier to occur of
(i) a Lease Event of Default or (ii) a material adverse change in the business, financial condition or results of operations of Guarantor and its Subsidiaries taken as a whole in the reasonable discretion of Collateral Agent, the undersigned Fleet Capital Corporation, as Collateral Agent hereby grants to the President, the Treasurer and the Corporate

Controller from time to time of Wabash National Corporation, solely in its capacity as the general party of Apex Trailer Leasing & Rentals L.P., as Lessee, a Limited Power of Attorney to act as agent on behalf of the Lessor and Collateral Agent regarding procurement of and changes to certificates of title (including the notation of the lienholder thereon) with respect to the Units of Equipment in connection with all sales and other dispositions thereof expressly permitted and in accordance with the provisions of the Lease for a term not to exceed sixty (60) days after the Amendment Closing Date. Upon the earlier to occur of (a) the occurrence of an event described in clauses (i) and (ii) above, and (b) the expiration of the sixty (60) day term of this Limited Power of Attorney, this Limited Power of Attorney shall immediately cease and Lessee shall deliver or cause to be delivered to the Custodian each and every original certificate of title with respect to all Units of Equipment then subject to the Lease to the address of the Custodian without any further act or deed by Collateral Agent, Custodian or Lessor.

      IN WITNESS WHEREOF, the undersigned has executed this LIMITED POWER OF ATTORNEY as of April 11, 2002.

                                    FLEET CAPITAL CORPORATION


                                    By:_________________________________
                                       Name:  Robert E. Merrill
                                       Title:  Vice President

State of Rhode Island   )
                        )  ss.
County of               )

      I certify that I know or have satisfactory evidence that Robert E. Merrill signed this Limited Power of Attorney and acknowledged it to be his free and voluntary act and deed for the uses and purposes hereinabove mentioned.

      Dated April __, 2002

                                    _______________________________________
                                    Notary Public for said County and State

                                    My Commission Expires:_________________